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                                 EXHIBIT 10.9

Exhibit 10.9 Amendment to No. 1 no the North Central Bancshares, Inc. 1996 Stock Option Plan



                   FIRST FEDERAL SAVINGS BANK OF FORT DODGE

                        EMPLOYEE STOCK OWNERSHIP PLAN


                     (adopted effective January 1, 1994)

               (Incorporating the First and Second Amendments)

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                                   CONTENTS

Section 1.      PLAN IDENTITY                                            1
     1.1     NAME                                                        1
     1.2     PURPOSE                                                     1
     1.3     EFFECTIVE DATE                                              1
     1.4     FISCAL PERIOD                                               1
     1.5     SINGLE PLAN FOR ALL EMPLOYERS                               1
     1.6     INTERPRETATION OF PROVISIONS                                1

Section 2. DEFINITIONS.                                                  2

Section 3. ELIGIBILITY FOR PARTICIPATION                                12
           3.1     INITIAL ELIGIBILITY                                  13
           3.2     DEFINITION OF ELIGIBILITY YEAR                       13
           3.3     TERMINATED EMPLOYEES                                 13
           3.4     CERTAIN EMPLOYEES INELIGIBLE                         13
           3.5     PARTICIPATION AND REPARTICIPATION                    14

Section 4. CONTRIBUTIONS AND CREDITS                                    14
           4.1     DISCRETIONARY CONTRIBUTIONS                          14
           4.2     CONTRIBUTIONS FOR STOCK OBLIGATIONS                  14
           4.3     DEFINITIONS RELATED TO CONTRIBUTIONS                 15
           4.4     CONDITIONS AS TO CONTRIBUTIONS                       16
           4.5     TRANSFERS                                            17

Section 5. LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS                 17
           5.1     LIMITATION ON ANNUAL ADDITIONS                       17
           5.2     COORDINATED LIMITATION WITH OTHER PLANS              19
           5.3     EFFECT OF LIMITATIONS                                20
           5.4     LIMITATIONS AS TO CERTAIN PARTICIPANTS               20

Section 6. TRUST FUND AND ITS INVESTMENT                                22
           6.1     CREATION OF TRUST FUND                               22
           6.2     STOCK FUND AND INVESTMENT FUND                       22
           6.3     ACQUISITION OF STOCK                                 22
           6.4     PARTICIPANTS' OPTION TO DIVERSIFY                    24

Section 7. VOTING RIGHTS AND DIVIDENDS ON STOCK                         25
           7.1     VOTING AND TENDERING OF STOCK                        25
           7.2     DIVIDENDS ON STOCK                                   26

Section 8. ADJUSTMENTS TO ACCOUNTS                                      27
           8.1     ADJUSTMENTS FOR TRANSACTIONS                         27
           8.2     VALUATION OF INVESTMENT FUND                         27
           8.3     ADJUSTMENTS FOR INVESTMENT EXPERIENCE                28

SECTION 9. VESTING OF PARTICIPANTS' INTERESTS                           28
           9.1     DEFERRED VESTING IN ACCOUNTS                         28

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           9.2     COMPUTATION OF VESTING YEARS                         29
           9.3     FULL VESTING UPON CERTAIN EVENTS                     29
           9.3-1   FULL VESTING UPON CHANGE OF CONTROL                  29
           9.3-2   FULL VESTING UPON PLAN TERMINATION                   31
           9.4     FORFEITURE, REPAYMENT, AND RESTORAL                  31
           9.5     ACCOUNTING FOR FORFEITURES                           32
           9.6     VESTING AND NONFORFEITABILITY                        32

SECTION 10. PAYMENT OF BENEFITS                                         32
            10.1   BENEFITS FOR PARTICIPANTS                            32
            10.2   TIME FOR DISTRIBUTION                                33
            10.3   MARITAL STATUS                                       35
            10.4   DELAY IN BENEFIT DETERMINATION                       36
            10.5   ACCOUNTING FOR BENEFIT PAYMENTS                      36
            10.6   OPTIONS TO RECEIVE AND SELL STOCK                    36
            10.7   RESTRICTIONS ON DISPOSITION OF STOCK                 38
            10.8   CONTINUING LOAN PROVISIONS; CREATIONS OF
                   PROTECTIONS AND RIGHTS                               39
            10.9   DIRECT ROLLOVER OF ELIGIBLE DISTRIBUTION             39

Section 11. RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS        40
            11.1   CLAIM FOR BENEFITS                                   40
            11.2   NOTIFICATION BY COMMITTEE                            40
            11.3   CLAIMS REVIEW PROCEDURE                              41

Section 12. THE COMMITTEE AND ITS FUNCTIONS                             41
            12.1   AUTHORITY OF COMMITTEE                               41
            12.2   IDENTITY OF COMMITTEE                                42
            12.3   DUTIES OF COMMITTEE                                  42
            12.4   VALUATION OF STOCK                                   43
            12.5   COMPLIANCE WITH ERISA                                43
            12.6   ACTION BY COMMITTEE                                  44
            12.7   EXECUTION OF DOCUMENTS                               44
            12.8   ADOPTION OF RULES                                    44
            12.9   RESPONSIBILITIES TO PARTICIPANTS                     44
            12.10  ALTERNATIVE PAYEES IN EVENT OF INCAPACITY            45
            12.11  INDEMNIFICATION BY EMPLOYERS                         45
            12.12  NONPARTICIPATION BY INTERESTED MEMBER                45

Section 13. ADOPTION, AMENDMENT, OR TERMINATION OF THE PLAN             46
            13.1   ADOPTION OF PLAN BY OTHER EMPLOYERS                  46
            13.2   ADOPTION OF PLAN BY SUCCESSOR                        46
            13.3   PLAN ADOPTION SUBJECT TO QUALIFICATION               46
            13.4   RIGHT TO AMEND OR TERMINATE                          47

Section 14. MISCELLANEOUS PROVISIONS                                    48
            14.1   PLAN CREATES NO EMPLOYMENT RIGHTS                    48
            14.2   NONASSIGNABILITY OF BENEFITS                         49
            14.3   LIMIT OF EMPLOYER LIABILITY                          49
            14.4   TREATMENT OF EXPENSES                                49
            14.5   NUMBER AND GENDER                                    49

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            14.6   NONDIVISION OF ASSETS                                50
            14.7   SEPARABILITY OF PROVISIONS                           50
            14.8   SERVICE OF PROCESS                                   50
            14.9   GOVERNING STATE LAW                                  50
            14.10  EMPLOYER CONTRIBUTIONS CONDITIONED ON DEDUCTIBILITY  50
            14.11  UNCLAIMED ACCOUNTS                                   50
            14.12  QUALIFIED DOMESTIC RELATIONS ORDER                   51

Section 15. TOP-HEAVY PROVISIONS                                        53
            15.1   TOP-HEAVY PLAN                                       53
            15.2   SUPER TOP-HEAVY PLAN                                 53
            15.3   DEFINITIONS                                          53
            15.4   TOP-HEAVY RULES OF APPLICATION                       55
            15.5   TOP-HEAVY RATIO                                      56
            15.6   MINIMUM CONTRIBUTIONS                                57
            15.7   MINIMUM VESTING                                      57
            15.8   MAXIMUM COMPENSATION                                 58
            15.9   TOP-HEAVY PROVISIONS CONTROL IN TOP-HEAVY PLAN       58

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FIRST FEDERAL SAVINGS BANK OF FORT DODGE
EMPLOYEE STOCK OWNERSHIP PLAN


SECTION 5.PLAN IDENTITY.

     1.1 NAME. The name of this Plan is "First Federal Savings Bank of Fort Dodge Employee Stock Ownership Plan."

     1.2 PURPOSE. The purpose of this Plan is to describe the terms and conditions under which contributions made pursuant to the Plan will be credited and paid to the Participants and their Beneficiaries.

     1.3      EFFECTIVE DATE. The Effective Date of this Plan is January 1,
1994.

     1.4 FISCAL PERIOD. This Plan shall be operated on the basis of a January 1 to December 31 fiscal year for the purpose of keeping the Plan's books and records and distributing or filing any reports or returns required by law.

     1.5 SINGLE PLAN FOR ALL EMPLOYERS. This Plan shall be treated as a single plan with respect to all participating Employers for the purpose of crediting contributions and forfeitures and distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in Section 5.

     1.6 INTERPRETATION OF PROVISIONS. The Employers intend this Plan and the Trust to be a qualified stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan within the meaning of Section 407(d)(6) of ERISA and Section 4975(e)(7) of the Code. The Plan is intended to have its assets invested primarily in qualifying employer securities of one or more Employers within the meaning of Section 407(d)(3) of ERISA, and to satisfy any requirement under ERISA or the Code applicable to such a plan.

     Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

SECTION 6. DEFINITIONS.

     The following capitalized words and phrases shall have the meanings specified when used in this Plan and in the Trust Agreement, unless the context clearly indicates otherwise:

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     "ACCOUNT" means a Participant's interest in the assets accumulated under this Plan as expressed in terms of a separate account balance which is periodically adjusted to reflect his Employer's contributions, the Plan's investment experience, and distributions and forfeitures.

     "ACTIVE PARTICIPANT" means any Employee who has satisfied the eligibility requirements of Section 3 and who qualifies as an Active Participant for a particular Plan Year under Section 4.3.

     "BANK" means First Federal Savings Bank of Fort Dodge, and any entity which succeeds to the business of First Federal Savings Bank of Fort Dodge and adopts this Plan as its own pursuant to Section 13.2.

     "BENEFICIARY" means the person or persons who are designated by a Participant to receive benefits payable under the Plan on the Participant's death. In the absence of any designation or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be his surviving spouse, if any, or his estate if he is not survived by a spouse. The Committee may rely upon the advice of the Participant's executor or administrator as to the identity of the Participant's spouse.

     "BREAK IN SERVICE" means any Vesting Year in which an Employee has 500 or fewer Hours of Service. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence (but shall not be credited with more than 501 Hours of Service for the sole purpose of avoiding a Break in Service), unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period beginning on or after January 1, 1985, (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child, tely after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service.

     "CODE" means the Internal Revenue Code of 1986, as amended.

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     "COMMITTEE" means the committee responsible for the administration of this Plan in accordance with Section 12.

     "DISABILITY" means only a disability which renders the Participant totally unable, as a result of bodily or mental disease or injury, to perform any duties for an Employer for which he is reasonably fitted, which disability is expected to be permanent or of long and indefinite duration. However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, a criminal act or attempt, service in the armed forces of any country, an act of war, declared or undeclared, any injury or disease occurring while compensation to the Participant is suspended, or any injury which is intentionally self-inflicted. Further, this term shall apply only if (i) the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or Veterans Disability Act, or (ii) the Participant's disability is certified by a physician selected by the Committee. Unless the Participant is sufficiently disabled to qualify for disability benefits under the federal Social Security Act or Veterans Disability Act, the Committee may require the Participant to be appropriately examined from time to time by one or more physicians chosen by the Committee, and no Participant who refuses to be examined shall be treated as having a Disability. In any event, the Committee's good faith decision as to whether a Participant's Service has been terminated by Disability shall be final and conclusive.

     "EARLY RETIREMENT" means retirement on or after a Participant's attainment of age 55 and the completion of ten years of Service for an Employer. If the Participant separates from Service before satisfying the age requirement, but has satisfied the Service requirement, the Participant will be entitled to elect Early Retirement upon satisfaction of the age requirement.

     "EFFECTIVE DATE" means January 1, 1994.

     "EMPLOYEE" means any individual who is or has been emp individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than

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one year, if such services are of a type historically performed by employees in the Employer's business field. However, such a "leased employee" shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the Employee's Total Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer's total work force (including leased employees, but excluding Highly Paid Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year).

     "EMPLOYER" means the Bank or any affiliate within the purview of section 414(b), (c) or (m) and 415(h) of the Code, any other corporation, partnership, or proprietorship which adopts this Plan with the Bank's consent pursuant to
Section 13.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to Section 13.2.

     "ENTRY DATE" means the Effective Date of the Plan and each January I and July 1 of each Plan Year.

     "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).

     "HIGHLY PAID EMPLOYEE" for any Plan Year means an Employee who, during either of that or the immediately preceding Plan Year, (i) owned more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer, (ii) had Total Compensation exceeding $75,000 (as adjusted pursuant to section 415(d) of the Code), (iii) had Total Compensation exceeding $50,000 (as adjusted pursuant to section 415(d) of the Code) and was among the most highly compensated one-fifth of all Employees, or (iv) was at any time an officer of an Employer and had Total Compensation exceeding $45,000 (or 50 percent of the currently applicable dollar limit under Section 415(b)(1)(A) of the Code). For this purpose:

             (a) "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code.

             (b) The number of Employees in "the most highly compensated one-fifth of all Employees" shall be determined by taking into account all individuals working for all related Employer entities described in the definition of "Service", but excluding any individual who has not completed six months of Service, who normally works fewer than 17-1/2 hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective

                                     -111-
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        bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources.

             (c) The number of individuals counted as "officers" shall not be more than the lesser of (i) 50 individuals and (ii) the greater of 3 individuals or 10 percent of the total number of Employees. If no officer earns more than $45,000 (or the adjusted limit), then the highest paid officer shall be a Highly Paid Employee.

             (d) A former employee shall be treated as a highly compensated employee if such employee was a highly paid employee when such employee separated from service, or if such employee was a highly paid employee at any time after attaining age 55.

     "HOURS OF SERVICE" means hours to be credited to an Employee under the following rules:

             (a) Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

             (b) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period which an Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

             (c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.

             (d) Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (a), (b) and (c); an Employee may not get double credit for the same period.

             (e) If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly pay period in which he has at least one Hour of Service. However, an Employee shall be credited only for his normal working hours during a paid absence.

             (f) Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Administrator may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

             (g) In all respects an Employee's Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor's regulations under Title I of ERISA.

     "INVESTMENT FUND" means that portion of the Trust Fund consisting of assets other than Stock.

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     "NORMAL RETIREMENT" means retirement on or after the later of a
Participant's 65th birthday or fifth year of Service for the Employer.

     "PARTICIPANT" means any Employee who is participating in the Plan, or who has previously participated in the Plan and still has a balance credited to his Account.

     "PLAN YEAR" means the plan year commencing January 1, 1994 and ending December 31, 1994, and each period of 12 consecutive months beginning on January 1 of each succeeding year.

     "RECOGNIZED ABSENCE" means a period for which--

             (a) an Employer grants an Employee a leave of absence for a limited period, but only if an Employer grants such leave on a nondiscriminatory basis; or

             (b) an Employee is temporarily laid off by an Employer because of a change in business conditions; or

             (c) an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. Sec. 2021).

     "SERVICE" means an Employee's period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee's Service shall include any service which constitutes service with a predecessor employer within the meaning of Section 414(a) of the Code. An Employee's Service shall also include any service with an entity which is not an Employer, but only either (i) for a period after 1975 in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Section 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, (ii) for a period after 1979 in which the other entity is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is an Employer, or (iii) all employers aggregated with the Employer under Section 414(o) of the Code (but not until the Proposed Regulations under Section 414(o) become effective).

     "SPOUSE" means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant's death, if earlier. A former spouse

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shall be treated as the Spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code

     "STOCK" means shares of the Bank's voting common stock or preferred stock meeting the requirements of Section 409(e)(3) of the Code issued by an Employer or an affiliated corporation.

     "STOCK FUND" means that portion of the Trust Fund consisting of Stock.

     "STOCK OBLIGATION" means an indebtedness arising from any extensionying Stock and which satisfies the requirements set forth in Section 6.3.

     "TOTAL COMPENSATION" (a) shall mean:

             (i) A Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer while a Participant in the Plan, (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, severance payments and amounts paid as a result of termination, and any deferred compensation contributions made to this or any other Section 401(k) Plan on behalf of the Participants), taxable fringe benefits, reimbursements and expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Treasury Regulations).

             (ii) Amounts described in sections 104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are includable in the gross income of the employee.

             (iii) Amounts paid or reimbursed by the employer for moving expenses incurred by an employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the employee under section 217.

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             (iv)    The value of a non-qualified stock option granted to an
        employee by the employer, but only to the extent that the value of the option is includable in the gross income of the employee for the taxable year in which granted.

             (v) The amount includable in the gross income of an employee upon making the election described in section 83(b).

        (b)     The term "Total Compensation" does not include items such as:

             (i) Contributions made by the Employer to a Plan of deferred compensation to the extent that before the application of Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, except for deferred compensation contributions made by the Employer to a Section 401(k) Plan on behalf of the Participant. However, for purposes of computing Code Section 415 annual additions, deferred compensation contributions made by the Employer to a Section 401(k) Plan on behalf of a Participant shall be deducted from Total Compensation. In addition, Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code
        Section 408(k) are not considered as compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under Code Section 219(b)(7). Additionally, any distributions from a Plan of deferred compensation are not considered as compensation for Code Section 415 purposes, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified Plan may be considered as compensation for Code Section 415 purposes in the year such amounts are includable in the gross income of the Employee.

                (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

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               (iii)  Amounts realized from the sale, exchange or other
        disposition of stock acquired under a qualified stock option.

                (iv) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

     (c) For Plan years beginning after December 31, 1993, compensation in excess of $150,000 (as indexed) shall be disregarded for all Participants. Such amount shall be adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code, effective for the Plan Year which begins within the applicable calendar year. For purposes of the $150,000 limit, compensation shall be prorated over short plan years. In determining the compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except as set forth in Section 4.3 hereof. If as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation, as determined under this Section prior to the application of this limitation.

     "TRUST" or "TRUST FUND" means the trust fund created under this Plan.

     "TRUST AGREEMENT" means the agreement between the Bank and the Trustee concerning the Trust Fund. If any assets of the Trust Fund are held in a co-mingled trust fund with assets of other qualified retirement plans, "Trust Agreement" shall be deemed to include the trust agreement governing that co-mingled trust fund. With respect to the allocation of investment responsibility for the assets of the Trust Fund, the provisions of Section 2.4 of the Trust Agreement are incorporated herein by reference.

     "TRUSTEE" mean serve as trustee or co-trustees of the Trust Fund.

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     "UNALLOCATED STOCK FUND" means that portion of the Stock Fund consisting of the Plan's holding of stock which have been acquired in exchange for one or more Stock Obligations and which have not yet been allocated to the Participant's Accounts in accordance with Section 4.2

     "VALUATION DATE" means the last day of the Plan Year and each other date as of which the committee shall determine the investment experience of the Investment Fund and adjust the Participants' accounts accordingly. The adoption of any additional Valuation Dates by the Committee, shall be made in a uniform and non-discriminatory manner.

     "VALUATION PERIOD" means the period following a Valuation Date and ending with the next Valuation Date.

     "VESTING YEAR" means a unit of Service credited to a Participant pursuant to Section 9.2 for purposes of determining his vested interest in his Account.

SECTION 7. ELIGIBILITY FOR PARTICIPATION.

     3.1      INITIAL ELIGIBILITY.   An Employee shall enter the Plan as of
the Entry Date coinciding with or next following the later of the following dates:
                  (a)     the last day of the Employee's first Eligibility
        Year, and

                  (b) the Employee's 21st birthday. However, if an Employee is not in active Service with an Employer on the date he would otherwise first enter the Plan, his entry shall be deferred until the next day he is in Service.

     3.2 DEFINITION OF ELIGIBILITY YEAR. An "Eligibility Year" means an applicable eligibility period (as defined below) in which the Employee has completed 1,000 Hours of Service for the Employer. For this purpose:

                  (a) an Employee's first "eligibility period" is the 12-consecutive month period beginning on the first day on which he has an Hour of Service, and

                  (b) his subsequent eligibility periods will be 12-consecutive month periods beginning on each January 1 after that first day of Service.

     3.3 TERMINATED EMPLOYEES. No Employee shall have any interest or rights under this Plan if he is never in active Service with an Employer on or after the Effective Date.

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     3.4      CERTAIN EMPLOYEES INELIGIBLE. No Employee shall participate in the Plan while his Service is covered by a collective bargaining agreement between an Employer and the Employee's collective bargaining representative if
(i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative and (ii) the collective bargaining agreement does not provide for the Employee's participation in the Plan. No Employee shall participate in the Plan while he is actually employed by a leasing organization rather than an Employer.

     Employees who were employees of Valley Savings Bank, FSB, as of the close of business on January 30, 1998 and who became Employees of an Employer as of the opening of business on February 2, 1998, shall not be eligible to participate in the Plan prior to July 1, 1999.

     3.5 PARTICIPATION AND REPARTICIPATION. Subject to the satisfaction of the foregoing requirements, an Employee shall participate in the Plan during each period of his Service from the date on which he first becomes eligible until his termination. For this purpose, an Employee returning within five years of his or her termination who previously satisfied the initial eligibility requirements shall re-enter the Plan as of the date of his return to Service with an Employer.

SECTION 8. CONTRIBUTIONS AND CREDITS.

     4.1 DISCRETIONARY CONTRIBUTIONS. The Employer shall from time to time contribute, with respect to a Plan Year, such amounts as it may determine from time to time. The Employer shall have no obligation to contribute any amount under this Plan except as so determined in its sole discretion. The Employer's contributions and available forfeitures for a Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation.

     4.2 CONTRIBUTIONS FOR STOCK OBLIGATIONS. If the Trustee, upon instructions from the Committee, incurs any Stock Obligation upon the purchase of Stock, the Employer may contribute for each Plan Year an amount sufficient to cover all payments of principal and interest as they come due under the terms of the Stock Obligation. If there is more than one Stock Obligation, the Employer shall designate the one to which any contribution is to be applied. The Employer's obligation to make contributions under this Section 4.2 shall

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be reduced to the extent of any investment earnings realized on such contributions and any dividends paid by the Employer on Stock held in the Unallocated Stock Account, which earnings and dividends shall be applied to the Stock Obligation related to that Stock.

     In each Plan Year in which Employer contributions, earnings on contributions, or dividends on unallocated Stock are used as payments under a Stock Obligation, a certain number of shares of the Stock acquired with that Stock Obligation which is then held in the Unallocated Stock Fund shall be released for allocation among the Participants. The number of shares released shall bear the same ratio to the total number of those shares then held in the Unallocated Stock Fund (prior to the release) as (i) the principal and interest payments made on the Stock Obligation in the current Plan Year bears to (ii) the sum of (i) above, and the remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of the Plan Year) to satisfy the Stock Obligation.

     At the direction of the Committee, the current and projected payments of interest under a Stock Obligation may be ignored in calculating the number of shares to be released in each year if (i) the Stock Obligation provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, (ii) the interest included in any payment is ignoree determined to be interest under standard loan amortization tables, and (iii) the term of the Stock Obligation, by reason of renewal, extension, or refinancing, has not exceeded 10 years from the original acquisition of the Stock.

     For these purposes, each Stock Obligation, the Stock purchased with it, and any dividends on such Stock, shall be considered separately. The Stock released from the Unallocated Stock Fund in any Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation.

     4.3 DEFINITIONS RELATED TO CONTRIBUTIONS. For the purposes of this Plan, the following terms have the meanings specified:

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

     "ACTIVE PARTICIPANT" means a Participant who has satisfied the eligibility requirements under Section 3 and who has at least 1,000 Hours of Service during the current Plan Year. However, a Participant shall not qualify as an Active Participant unless (i) he is in active Service with an Employer as of the last day of the Plan Year, or (ii) he is on a Recognized Absence as of that date, or (iii) his Service terminated during the Plan Year by reason of Early Retirement, Normal Retirement, Disability or death.

     "CASH COMPENSATION" A Participant's Cash Compensation shall include all wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) received by the Participant during the Plan Year, and shall also include amounts contributed under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code.

     In determining the Cash Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 years before the close of the year. If as a result of the application of such rules the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each individual's compensation, as determined under this Section prior to the application of this limitation.

     4.4 CONDITIONS AS TO CONTRIBUTIONS. Employers' contributions shall in all events be subject to the limitations set forth in Section 5. Contributions may be made in the form of cash, or securities and other property to the extent permissible under ERISA, including Stock, and shall be held by the Trustee in accordance with the Trust Agreement. In addition to the provisions of Section 13.3 for the return of an Employer's contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or bated upon a good faith but erroneous determination of its deductibility under
Section 404 of the Code, shall be returned to the Employer within one year after the date on which the contribution was originally made, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take

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account of any adverse investment experience within the Trust Fund in order that the balance credited to each Participant's Account is not less that it would have been if the contribution had never been made.

     4.5 TRANSFERS. This plan shall not accept any direct or indirect transfers from any other retirement plan that is tax-qualified under Section 401(a) of the Code and which is subject to the survivor annuity requirements of section 401(a)(11) and section 417 of the Code.

SECTION 9. LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS.

     5.1 LIMITATION ON ANNUAL ADDITIONS. Notwithstanding anything herein to the contrary, allocation of Employer contributions for any Plan Year shall be subject to the following:

       5.1-1     If allocation of Employer contributions in accordance with
  Section 4.1 will result in an allocation of more than one-third the total contributions for a Plan Year to the accounts of Highly Paid Employees, then allocation of such amount shall be adjusted so that such excess will not occur.

       5.1-2     After adjustment, if any, required by the preceding
  paragraph, the annual additions during any Plan Year to any Participant's Account under this and any other defined contribution plans maintained by the Employer or an affiliate (within the purview of Section 414(b), (c) and (m) and Section 415(h) of the Code, which affiliate shall be deemed the Employer for this purpose) shall not exceed the lesser of $30,000 (or such other dollar amount which results from cost-of-living adjustments under
  Section 415(d) of the Code) or "25 percent of the Participant's Total Compensation for such limitation year." In the event that annual additions exceed the aforesaid limitations, they shall be reduced in the following priority:

              (i) If the Participant is covered by the Plan at the end of the Plan Year, any excess amount at the end of the Plan Year that cannot be allocated to the Participant's account shall be used to reduce the employer contribution for such Participant in the next limitation year and any succeeding limitation years if necessary.

             (ii) If the Participant is not covered by the Plan at the end of the Plan Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all remaining Participants in the next limitation year and each succeeding limitation year if necessary.

            (iii) If a suspense account is in existence at any time during a limitation year, it will not participate in any allocation of investment gains and losses. All amounts held in suspense accounts must be allocated to Participant's accounts before any contributions may be made to the Plan for the limitation year.

             (iv) If a suspense account exists at the time of plan termination, amounts held in the suspense account that cannot be allocated shall revert to the Employer.

       5.1-3     For purposes of this Section 5.1 and the following Section
  5.2, the "annual addition" to a Participant's accounts means the sum of (i) employer contributions, (ii) employee contributions, if any, and (iii) forfeitures. Annual additions to a defined contribution plan also include amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Internal Revenue Code, which is part of a pension or annuity plan maintained by the Employer, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in Section 419A(d) of the Internal Revenue Code, maintained by the Employer. The $30,000 limitations referred to shall, for each limitation year ending after 1988, be automatically adjusted to the new dollar limitations determined by the Commissioner of Internal Revenue for the calendar year beginning in that limitation year.

       5.14 Notwithstanding the foregoing, if no more than one-third of the Employer Contributions to the Plan for a year which are deductible under
  Section 404(a)(9) of the Code are allocated to Highly Paid Employees (within the meaning of Section 414(q) of the Internal Revenue Code), the limitations imposed herein shall not apply to:

             (i) forfeitures of employer securities (within the meaning of Section 409 of the Code) under the Plan if such securities were acquired with the proceeds of a loan described in Section 404(a)(9)(A) of the Code), or

            (ii) Employer Contributions to the Plan which are deductible under Section 404(a)(9)(B) and charged against a Participant's account.

       5.1-5     If the Employer contributes amounts, on behalf of Employees covered by this Plan, to other "defined contribution plans" as defined in
  Section 3(34) of ERISA, the limitation on annual additions provided in this Section shall be applied to annual additions in the aggregate to this Plan and to such other plans. Reduction of annual additions, where required, shall be accomplished first by reductions under such other plan pursuant to the directions of the named Fiduciary for administration of such other plans or under priorities, if any, established under the terms of such other plans and then by allocating any remaining excess for this Plan in the manner and priority set out above with respect to this Plan."

  5.1-6     A limitation year shall mean each 12 consecutive month period beginning each January 1.

     5.2 COORDINATED LIMITATION WITH OTHER PLANS. Aside from the limitation proscribed by Section 5.1 with respect to the annual addition to a Participant's accounts for any single limitation year, if a Participant has ever participated in one or more defined benefit plans maintained by an Employer or an affiliate, then the annual additions to his accounts shall be limited on a cumulative basis so that the sum of his defined contribution plan fraction and his defined benefit plan fraction does not exceed one. For this purpose:

       5.2-1     A Participant's defined contribution plan fraction with
  respect to a Plan Year shall be a fraction, (i) the numerator of which is the sum of the annual additions to his accounts through the current year, and (ii) the denominator of which is the sum of the lesser of the following amounts -A- and -B- determined for the current limitation year and each prior limitation year of Service with an Employer: -A- is 1.25 times the dollar limit in effect for the year under Section 415(c)(1)(A) of the Code, or 1.0 times such dollar limitation if the Plan is top-heavy, and -B- is 35 percent of the Participant's Total Compensation for such year. Further, if the Participant participated in any related defined contribution plan in any years beginning before 1976, any-excess of the sum of the actual annual additions to the Participant's accounts for those years over the maximum annual additions which could have been made in accordance with
  Section 5.1 shall be ignored, and voluntary contributions by the Participant during those years shall be taken into account as to each such year only to the extent that his average annual voluntary contribution in those years exceeded 10 percent of his average annual Total Compensation in those years.

       5.2-2     A Participant's defined benefit plan fraction with respect to a limitation year shall be a fraction, (i) the numerator of which is his projected annual benefit payable at normal retirement under the Employers' defined benefit plans, and (ii) the denominator of which is the lesser of
  (a) 1.25 times $90,000, or 1.0 times such dollar limitation if the Plan is top-heavy, and (b) 1.4 times the Participant's average Total Compensation during his highest-paid three consecutive limitation years.

     5.3 EFFECT OF LIMITATIONS. The Committee shall take whatever action may be necessary from time to time to assure compliance with the limitations set forth in Section 5.1 and 5.2. Specifically, the Committee shall see that each Employer restrict its contributions for any Plan Year to an amount which, taking into account the amount of available forfeitures, may be completely allocated to the Participants consistent with those limitations. Where the limitations would otherwise be exceeded by any Participant, further allocations to the Participant shall be curtailed to the extent necessary to satisfy the limitations. Where an excessive amount is contributed on account of a mistake as to one or more Participants' compensation, or there is an amount of forfeitures which may not be credited in the Plan Year in which it becomes available, the amount shall be held in a suspense account to be allocated in lieu of any Employer contributions in future years until it is eliminated, and to be returned to the Employer if it cannot be credited consistent with these limitations before the termination of the Plan.

     5.4 LIMITATIONS AS TO CERTAIN PARTICIPANTS. Aside from the limitations set forth in Section 5.1 and 5.2, if the Plan acquires any Stock in a transaction as to which a selling shareholder or the estate of a deceased shareholder claiming the benefit of Section 1042 of the Code, the Committee shall see that none of such Stock, and no other assets in lieu of such Stock, are allocated to the Accounts of certain Participants in order to comply with
Section 409(n) of the Code.

     This restriction shall apply at all times to a Participant who owns (taking into account the attribution rules under Section 318(a) of the Code, without regard to the exception for employee plan trusts in Section

318(a)(2)(B)(i) more than 25 percent of any class of stock of a corporation which issued the Stock acquired by the Plan, or another corporation within the same controlled group, as defined in Section 409(l)(4) of the Code (any such class of stock hereafter called a "Related Class"). For this purpose, a Participant who owns more than 25 percent of any Related Class at any time within the one year preceding the Plan's purchase of the Stock shall be subject to the restriction as to all allocations of the Stock, but any other Participant shall be subject to the restriction only as to allocations which occur at a time when he owns more than 25 percent of any Related Class.

     Further, this restriction shall apply to the selling shareholder claiming the benefit of Section 1042 and any other Participant who is related to such a shareholder within the meaning of Section 267(b) of the Code, during the period beginning on the date of sale and ending on the later of (1) the date that is ten years after the date of sale, or (2) the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the sale.

     This restriction shall not apply to any Participant who is a lineal descendant of a selling shareholder if the aggregate amounts allocated under the Plan for the benefit of all such descendants do uired from the shareholder.

SECTION 10. TRUST FUND AND ITS INVESTMENT.

     6.1 CREATION OF TRUST FUND. All amounts received under the Plan from Employers and investments shall be held as the Trust Fund pursuant to the terms of this Plan and of the Trust Agreement between the Bank and the Trustee. The benefits described in this Plan shall be payable only from the assets of the Trust Fund, and none of the Bank, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, and the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

     6.2 STOCK FUND AND INVESTMENT FUND. The Trust Fund held by the Trustee shall be divided into the Stock Fund, consisting entirely of Stock, and the Investment Fund, consisting of all assets of the Trust other than Stock. The Trustee shall have no investment responsibility for the Stock Fund, but shall accept any

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

Employer contributions made in the form of Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Stock in accordance with the instructions of the Committee. The Trustee shall have full responsibility for the investment of the Investment Fund, except to the extent such responsibility may be delegated from time to time to one or more investment managers pursuant to Section 2.3 of the Trust Agreement.

     6.3 ACQUISITION OF STOCK. From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 12.4. The Committee may direct the Trustee to finance the acquisition of Stock by incurring or assuming indebtedness to the seller or another party which indebtedness shall be called a "Stock Obligation". The term "Stock Obligation" shall refer to a loan made to the Plan by a disqualified person within the meaning of Section 4975(e)(2) of the Code, or a loan to the Plan which is guaranteed by a disqualified person. A Stock Obligation includes a direct loan of cash, a purchase-money transaction, and an assumption of an obligation of a tax-qualified employee stock ownership plan under Section 4975(e)(7) of the Code ("ESOP"). For these purposes, the term "guarantee" shall include an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law. An amendment of a Stock Obligation in order to qualify as an "exempt loan" is not a refinancing of the Stock Obligation or the making of another Stock Obligation. The term "exempt loan" refers to a loan that satisfies the provisions of this paragraph. A "non-exempt loan" fails to satisfy this paragraph. Any Stock Obligation shall be subject to the following conditions and limitations:

     6.3-1     A Stock Obligation shall be for a specific term, shall not be payable on demand except in the event of default, and shall bear a reasonable rate of interest.

     6.3-2     A Stock Obligation may, but need not, be secured by a
  collateral pledge of either the Stock acquired in exchange for the Stock Obligation, or the Stock previously pledged in connection with a prior Stock Obligation which is being repaid with the proceeds of the current Stock Obligation. No other assets of the Plan and Trust may be used as collateral for a Stock Obligation, and no creditor under a Stock Obligation shall have any right or recourse to any Plan and Trust assets other than Stock remaining subject to a collateral pledge.

     6.3-3     Any pledge of Stock to secure a Stock Obligation must provide for the release of pledged Stock in connection with payments on the Stock obligations in the ratio prescribed in Section 4.2.

     6.3-4     Repayments of principal and interest on any Stock Obligation shall be made by the Trustee only from Employer cash contributions designated for such payments, from earnings on such contributions, and from cash dividends received on Stock held in the Unallocated Stock Fund.

     6.3-5     In the event of default of a Stock Obligation, the value of plan assets transferred in satisfaction of the Stock Obligation must not exceed the amount of the default. If the lender is a disqualified person within the meaning of Section 4975 of the Code, a Stock Obligation must provide for a transfer of plan assets upon default only upon and to the extent of the failure of the plan to meet the payment schedule of said Stock Obligation. For purposes of this paragraph, the making of a guarantee does not make a person a lender.

     6.4 PARTICIPANTS' OPTION TO DIVERSIFY. The Committee shall provide for a procedure under which each Participant may, during the qualified election period, elect to "diversify" a portion of the Employer Stock allocated to his Account, as provided in Section 401(a)(28)(B) of the Code. An election to diversity must be made on the prescribed form and filed with the Committee within the period specified herein. For each of the first five (5) Plan years in the qualified election period, the Participant may elect to diversify an amount which does not exceed 25% of the number of shares allocated to his Account since the inception of the Plan, less all shares with respect to which an election under this Section has already been made. For the last year of the qualified election period, the Participant may elect to have up to 50 percent of the value of his Account committed to other investments, less all shares with respect to which an election under this Section has already been made. The term "qualified election period" shall mean the six (6) Plan Year period beginning with the first Plan Year in which a Participant has both attained age 55 and completed 10 years of participation in the Plan. A Participant's election to diversify his Account may be made within each year of the qualified election period and shall continue for the 90-day period immediately following the last day of each year in the qualified election period. Once a Participant makes such election, the Plan must complete diversification in accordance with such election within 90 days after the end of the period during which the election could be made for the Plan Year. In the discretion of the Committee, the Plan may satisfy the diversification requirement by any of the following methods:

     6.4-1     The Plan may distribute all or part of the amount subject to the diversification election.

     6.4-2     The Plan may offer the Participant at least three other
  distinct investment options, if available under the Plan. The other investment options shall satisfy the requirements of Regulations under
  Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     6.4-3     The Plan may transfer the portion of the Participant's Account subject to the diversification election to another qualified defined contribution plan of the Employer that offers at least three investment options satisfying the requirements of the Regulations under Section 404(c) of ERISA.

SECTION 11. VOTING RIGHTS AND DIVIDENDS ON STOCK.

     7.1 VOTING AND TENDERING OF STOCK. The Trustee generally shall vote all shares of Stock held under the Plan in accordance with the written instructions of the Committee. However, if any Employer has registration-type class of securities within the meaning of Section 409(e)(4) of the Code, or if a matter submitted to the holders of the Stock involves a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of an entity, then (i) the shares of Stock which have been allocated to Participants' Accounts shall be voted by the Trustee in accordance with the Participants' written instructions, and (ii) the Trustee shall vote any unallocated Stock in a manner calculated to most accurately reflect the instructions it has received from Participants regarding the allocated Stock; provided however, that if an exempt loan, as defined in Section 4975(d) of the Code, is outstanding and the Plan is in default on such exempt loan, as default is defined in the loan documents, then to the extent that such loan documents require the lender to exercise voting rights with respect to the unallocated shares, the loan documents will prevail. In the event no shares of Stock have been allocated to Participants' Accounts at the time Stock is to be voted and any exempt loan which may be outstanding is not in default, each Participant shall be deemed to have one share of Stock allocated to his or her account for the sole purpose of providing the Trustee with voting instructions.

     Notwithstanding any provision hereunder to the contrary, all unallocated shares of Stock must be voted by the Trustee in a manner determined by the Trustee to be for the exclusive benefit of the Participants and Beneficiaries. Whenever such voting rights are to be exercised, the Employers, the Committee, and the Trustee shall see that all Participants are provided with the same notices and other materials as are provided to other holders of the Stock, and are provided with adequate opportunity to deliver theitee regarding the voting of Stock allocated to their Accounts. The instructions of the Participants' with respect to the voting of allocated shares hereunder shall be confidential.

     7.1-1     In the event of a tender offer, Stock shall be tendered by the
  Trustee in the same manner as set forth above with respect to the voting of Stock. Notwithstanding any provision hereunder to the contrary, Stock must be tendered by the Trustee in a manner determined by the Trustee to be for the exclusive benefit of the Participants and Beneficiaries.

     7.2 DIVIDENDS ON STOCK. Dividends on Stock which are received by the Trustee in the form of additional Stock shall be retained in the Stock Fund, and shall be allocated among the Participant's Accounts and the Unallocated Stock Fund in accordance with their holdings of the Stock on which the dividends have been paid. Dividends on Stock credited to Participants' Accounts which are received by the Trustee in the form of cash shall, at the direction of the Employer paying the dividends, either (i) be credited to the Accounts in accordance with Section 8.03 and invested as part of the Investment Fund, (ii) be distributed to the Participants within 90 days of the close of the Plan Year in which paid in proportion with the Participants' Account balance, or (iii) be used to repay the Stock Obligation. In the event that the dividends are applied to repay the Stock Obligation in accordance with (iii) above, Stock with a fair market value equal to the dividends so applied, must be allocated to such Participants in lieu of such dividends. Dividends on Stock held in the Unallocated Stock Fund which are received by the Trustee in the form of cash shall be applied as soon as practicable to payments of principal and interest under the Stock Obligation incurred with the purchase of the Stock.

SECTION 12. ADJUSTMENTS TO ACCOUNTS.

     8.1 ADJUSTMENTS FOR TRANSACTIONS. An Employer contribution pursuant to Section 4.1 shall be credited to the Participants' Accounts as of the last day of the Plan Year for which it is contributed. Stock released from the Unallocated Stock Fund upon the Trust's repayment of a Stock Obligation pursuant to Section 4.2 shall be credited to the Participants' Accounts as of the last day of the Plan Year in which the repayment occurred. Any excess amounts remaining from the use of proceeds of a sale of Stock from the Unallocated Stock Fund to repay a Stock Obligation shall be allocated as of the last day of the Plan Year in which the repayment occurred among the Participants' Accounts in proportion to the opening balance in each Account. Any benefit which is paid to a Participant or Beneficiary pursuant to Section 10 shall be charged to the Participant's Account as of the first day of the Valuation Period in which it is paid. Any forfeiture or restoral shall be charged or credited to the Participant's Account as of the first day of the Valuation Period in which the forfeiture or restoral occurs pursuant to
Section 9.6.

     8.2 VALUATION OF INVESTMENT FUND. As of each Valuation Date, the Trustee shall prepare a balance sheet of the Investment Fund, recording each asset (including any contribution receivable from an Employer) and liability at its fair market value. Any liability with respect to short positions or options and any item of accrued income or expense and unrealized appreciation or depreciation shall be included; provided, however, that such an item may be estimated or excluded if it is not readily ascertainable unless estimating or excluding it would result in a material distortion. The Committee shall then determine the net gain or loss of the Investment Fund since the preceding Valuation Date, which shall mean the entire income of the Investment Fund, including realized and unrealized capital gains and losses, net of any expenses to be charged to the general Investment Fund and excluding any contributions by the Employer. The determination of gain or loss shall be consistent with the balance sheets of the Investment Fund for the current and preceding Valuation Dates.

     8.3 ADJUSTMENTS FOR INVESTMENT EXPERIENCE. Any net gain or loss of the Investment Fund during a Valuation Period, as determined pursuant to
Section 8.2, shall be allocated as of the last day of the Valuation Period among the Participants' Accounts in proportion to the opening balance in each Account, as adjusted for benefit payments and forfeitures during the Valuation Period, without regard to whatever Stock may be credited to an Account.

SECTION 13.      VESTING OF PARTICIPANTS' INTERESTS.

     9.1 DEFERRED VESTING IN ACCOUNTS. A Participant's vested interest in his Account shall be based on his Vesting Years in accordance with the following Table, subject to the balance of this Section 9:

     Vesting                 Percentage of
      Years                 Interest Vested
     -------                ---------------
     Fewer than 5                  0%
     5 or more                   100%


     9.2 COMPUTATION OF VESTING YEARS. For purposes of this Plan, a "Vesting Year" means a Plan Year in which an Employee has at least 1,000 Hours of Service, beginning with the first Plan Year in which the Employee has completed an Hour of Service with the Employer, and including Service with other employers as provided in the definition of "Service". However, a Participant's Vesting Years shall be computed subject to the following conditions and qualifications:

             (a) A Participant's vested interest in his Account accumulated before five (5) consecutive Breaks in Service shall be determined without regard to any Service after such five consecutive Breaks in Service. Further, if a Participant has five (5) consecutive Breaks in Service before his interest in his Account has become vested to some extent, pre-Break years of Service shall not be required to be taken into account for purposes of determining his post-Break vested percentage.

             (b) Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. Section 2021).

     9.3 FULL VESTING UPON CERTAIN EVENTS. Notwithstanding Section 9.1, a Participant's interest in his Account shall fully vest on the Participant's Normal Retirement. The Participant's interest shall also fully vest in the event that his Service is terminated by Early Retirement, Disability or by death.
          9.3-1      FULL VESTING UPON CHANGE OF CONTROL.  The Participant's
interest in his Account shall also fully vest in the event of a "Change in Control" of the Bank, or the Company. For these purposes "Change in Control" means:

             (a) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank, the Company or the Stock Holding Company, or a similar transaction in which the Bank, the Company or the Stock Holding Company is not the resulting entity and that is not approved by a majority of the Board of Directors of the Bank, the Company or the Stock Holding Company;

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             (b)     individuals who constitute the Incumbent Board of the
        Bank, the Company, or the Stock Holding Company cease for any reason to constitute a majority thereof; or

             (c) a change in control within the meaning of 12 C.F.R. § 574.4, as determined by the board of directors of the Bank or the Company; provided, however, that a change in control shall not be deemed to occur if the transaction(s) constituting a change in control is approved by a majority of the board of directors of the Bank or the Company, as the case may be.

             (d) In the event that the Company converts to the Stock Holding Company on a stand-alone basis, a "change in control" of the Bank or the Stock Holding Company (a) shall mean an event of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or results in a Change in Control of the Bank or the Stock Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, (b) without limitation shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Stock Holding Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Bank representing 25 % or more of the Bank's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank received by the Stock Holding Company in connection with the Reorganization and any securities purchased by the Bank's employee stock ownership plan and trust shall not be counted in determining whether such plan is the beneficial owner of more than 25% of the Bank's securities, (ii) a proxy statement soliciting proxies from stockholders of the Bank, by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Stock Holding Company of the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Bank or the Stock Holding Company, or (iii) a tender othe voting securities of the Bank and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     Notwithstanding, the foregoing, a "Change in Control" of the Bank or the Company shall not be deemed to have occurred if the Company ceases to own at least 51% of all outstanding shares of stock of the Bank in connection with a conversion of the Company from mutual to stock form.

          9.3-2      FULL VESTING UPON PLAN TERMINATION.  Notwithstanding
Section 9.1, a Participant's interest in his Account shall fully vest, and shall be nonforfeitable to the extent funded, upon termination of this Plan or upon the permanent and complete discontinuance of contributions. In the event of a partial termination or termination, the interest of each affected Participant as of such date of partial or complete
                                     -131-
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termination, and shall be
nonforfeitable to the extent funded, with respect to that part of the Plan which is terminated.

     9.4 FORFEITURE, REPAYMENT, AND RESTORAL. If a Participant's Service terminates before his interest in his Account is fully vested, that portion which has not vested shall be forfeited if he either (i) receives a distribution of his entire vested interest pursuant to Section 10.1, or (ii) incurs five consecutive Breaks In Service. If a Participant's Service terminates prior to having any portion of his Account become vested, such Participant shall be deemed to have received a distribution of his vested interest as of the Valuation Date next following his termination of Service.

     If a Participant who has received his entire vested interest returns to Service before he has five consecutive Breaks in Service, he may repay to the Trustee an amount equal to the distribution. The Participant may repay such amount at any time within five years after he has returned to Service. The amount shall be credited to his account as of the last day of the Plan Year in which it is repaid; an additional amount equal to that portion of his Account which was previously forfeited shall be restored to his Account at the same time from other Employees' forfeitures and, if such forfeitures are insufficient, from a special contribution by his Employer for that year. A Participant who was deemed to receive a distribution of his vested interest in the Plan shall have his Account restored as of the last day of the Plan Year in which he returns to Service.

     9.5      ACCOUNTING FOR FORFEITURES.   If a portion of a Participant's
account is forfeited, Stock allocated to said Participant's account shall be forfeited only after other assets are forfeited. If interests in more than one class of Stock have been allocated to a Participant's account, the Participant must be treated as forfeiting the same proportion of each class of Stock. A forfeiture shall be charged to the Participant's Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 9.4. Except as otherwise provided in that Section, a forfeiture shall be added to the contributions of the terminated Participant's Employer which are to be credited to other Participants pursuant to Section 4. l as of the last day of the Plan Year in which the forfeiture becomes certain.

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     9.6      VESTING AND NONFORFEITABILITY. A Participant's interest in his
Account which has become vested shall be nonforfeitable for any reason.

SECTION 14. PAYMENT OF BENEFITS.

     10.1 BENEFITS FOR PARTICIPANTS. For a Participant whose Service ends for any reason, distribution will be made to or for the benefit of the Participant or, in the case of the Participant's death, his Beneficiary, by either, or a combination of the following methods:
10.1.l     By payment in a lump sum, in accordance with Section 10.2; or

     10.1.2 By payment in a series of substantially equal annual installments over a period not to exceed five (S) years, provided the maximum period over which the distribution of a Participant's Account may be made shall be extended by 1 year, up to five (5) additional years, for each $100,000 (or fraction thereof) by which such Participant's Account balance exceeds $500,000 (the aforementioned figures are subject to cost-of-living adjustments prescribed by the Secretary of the Treasury pursuant to Section 409(o)(2) of the Code).

     The Participant shall elect the manner in which his vested Account balance will be distributed to him. If a Participant so desires, he may direct how his benefits are to be paid to his Beneficiary. If a deceased Participant did not file a direction with the Committee, the Participant's benefits shall be distributed to his Beneficiary in a lump sum. Notwithstanding the foregoing, if the balance credited to his Account exceeds $3,500, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan unless he elects an early payment date in a written election filed with the Committee. A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee. In all events, a Participant's benefits shall be paid by April 1st of the calendar year in which he reaches age 71-1/2.

     10.2 TIME FOR DISTRIBUTION.
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     10.2.1     Distribution of the balance of a Participant's Account
generally shall commence as soon as practicable after the last day of the Plan Year next following his termination of Service for any reason, but no later than one year after the close of the Plan Year:

     (i) in which the Participant separates from service by reason of Early Retirement, Normal Retirement, Disability, or death; or

     (ii) which is the fifth Plan Year following the year in which the Participant resigns or is dismissed, unless he is reemployed before such date.

     10.2.2 Unless the Participant elects otherwise, the distribution of the balance of a Participant's Account shall commence not later than the 60th day after the latest of the close of the plan year in which -

     (i)     the Participant attains the age of 65;

     (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

     (iii)   the participant terminates his service with the Employer.

     10.2.3 Notwithstanding any other provision in this Section 10.2 to the contrary, distribution of a Participant's Account shall commence (whether or not he remains in the employ of the Employer) not later than the April 1 of the calendar year next following the calendar year in which the Participant attains age 70 and 1/2 years. A Participant's benefit from that portion of his Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the date of payment.

     10.2.4 Distribution of a Participant's Account balance after his death shall comply with the following requirements:

                (i) If a Participant dies before his distributions have commenced, distribution of his Account to his Beneficiary shall commence not later than one year after the end of the Plan Year in which the Participant died, however, if the Participant's Beneficiary is his surviving spouse, distributions may commence on the date on which the Participant would have attained age 70-1/2. In either case, distributions shall be completed within five years after the they commence.

                (ii) If the Participant dies after distribution has commenced pursuant to Section 10.1.2 but before his entire interest in the Plan has been distributed to him, then the remaining portion of that interest shall, in accordance with Section 401(a)(9) of the Code, be distributed at least as rapidly as under the method of distribution being used under Section 10.1.2 at the date of his death.

               (iii) If a married Participant dies before his benefit payments begin, then unless he has specifically elected otherwise the Committee shall cause the balance in his Account to be paid to his Spouse. No election by a married Participant of a different Beneficiary shall be valid unless the election is accompanied by the Spouse's written consent, which (i) must acknowledge the effect of the election, (ii) must explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the Spouse's further consent, or that it may be changed without such consent, and (iii) must be witnessed by the Committee, its representative, or a notary public. (This requirement shall not apply if the Participant establishes to the Committee's satisfaction that the Spouse may not be located.)

     10.3 MARITAL STATUS. The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant's marital status. Each Employer shall provide the Committee with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee's good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.

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     10.4      DELAY IN BENEFIT DETERMINATION.  If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to Section 10.1 or 10.2, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

     10.5 ACCOUNTING FOR BENEFIT PAYMENTS. Any benefit payment shall be charged to the Participant's Account as of the first day of the Valuation Period in which the payment is made.

     10.6 OPTIONS TO RECEIVE AND SELL STOCK. Unless ownership of virtually all Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant's entire vested interest in his Account in the form of Stock. In that event, the Committee shall apply the Participant's vested interest in the Investment Fund to purchase sufficient Stock from the Stock Fund or from any owner of stock to make the required distribution. In all other cases, the Participant's vested interest in the Stock Fund shall be distributed in shares of Stock, and his vested interest in the Investment Fund shall be distributed in cash.

     Any Participant who receives Stock pursuant to Section 10.1, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in Section 402(a)(5) of the Code, shall have the right to require the Employer which issued the Stock to purchase the Stock for its current fair market value (hereinafter referred to as the "put right"). The put right shall be exercisable by written notice to the Committee during the first 60 days after the Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Stock's current fair market value. However, the put right shall not apply to the extent that the Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations. Similarly, the put right shall not apply with respect to the portion of a Participant's account which the Participantunder Code Section 401(a)(28)(B). If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer's rights and obligations with respect to purchasing the Stock. Notwithstanding anything herein to the contrary, in the case of a plan established by a Bank (as defined in Code Section 581), the put right shall not apply if prohibited by a federal or state law and Participants are entitled to elect that their benefits be distributed in cash.

     If a Participant elects to receive his distribution in the form of a lump sum pursuant to Section 10.1.1 of the Plan, the Employer or the Trustee, as the case may be, may elect to pay for the Stock in equal periodic installments, not less frequently than annually, over a period not longer than five years from the 60th day after the put right is exercised, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

     If a Participant elects to receive his distribution in the form of an installment payment pursuant to Section 10.1.2 of the Plan, the Employer or the Trustee, as the case may be, shall pay for the Stock distributed in the installment distribution over a period which shall not exceed 30 days after the exercise of the put right.

     Nothing contained herein shall be deemed to obligate any Employer to register any Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Stock. The put right described herein may only be exercised by a person described in the second preceding paragraph, and may not be transferred with any Stock to any other person. As to all Stock purchased by the Plan in exchange for any Stock Obligation, the put right shall be nonterminable. The put right for Stock acquired through a Stock Obligation shall continue with respect to such Stock after the Stock Obligation is repaid or the Plan ceases to be an employee stock ownership plan.

     10.7 RESTRICTIONS ON DISPOSITION OF STOCK. Except in the case of Stock which is traded on an established market, a Participant who receives Stock pursuant to Section 10.1, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in Section 402(a)(5) of the Code, shall, prior to any sale or other transfer of the Stock to any other person, first offer the Stock to the issuing Employer and to the Plan at the greater of (i) its current fair market value, or (ii) the purchase price offered in good faith by an independent third party purchaser. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 10.7, as well as any other restrictions upon the transfer of the Stock imposed by federal and state securities laws and regulations.

     10.8 CONTINUING LOAN PROVISIONS; CREATIONS OF PROTECTIONS AND RIGHTS. Except as otherwise provided in Sections 10.6 and 10.7 and this Section, no shares of Employer Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell arrangement. The provisions of this Section shall continue to by applicable to such Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

     10.9 DIRECT ROLLOVER OF ELIGIBLE DISTRIBUTION. A Participant or distributee may elect, at the time and in the manner prescribed by the Trustee or the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant or distributee in a direct rollover.

             10.9-1          An "eligible rollover" is any distribution that
        does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Participant and the Participant's Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

             10.9-2          An "eligible retirement plan" is an individual
        retirement account described in Code Section 401(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

             10.9-3          A "direct rollover" is a payment by the Plan to
        the eligible retirement plan specified by the distributee.

             10.9-4          The term "distributee" shall refer to a deceased
        Participant's spouse or a Participant's former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

SECTION 15.      RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS.

     11.1 CLAIM FOR BENEFITS. Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant's benefits in the standard form prescribed by Sections 10.1 or 10.2.

     11.2 NOTIFICATION BY COMMITTEE. Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

              (i)    each specific reason for the denial;

             (ii) specific references to the pertinent Plan provisions on which the denial is based;

             (iii) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

             (iv) an explanation of the claims review procedures set forth in Section 11.3.

     11.3 CLAIMS REVIEW PROCEDURE. Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee's determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee's final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

SECTION 16.       THE COMMITTEE AND ITS FUNCTIONS.

     12.1 AUTHORITY OF COMMITTEE. The Committee shall be the "plan administrator" within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Bank, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Bank, the Employers, the Committee, or the Trustee, or (iii) allocated to other parties by operation of law. The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan. The Committee shall have no investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement. In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation.

     12.2 IDENTITY OF COMMITTEE. The Committee shall consists of three or more individuals selected by the Bank. Any individual, including a director, trustee, shareholder, officer, or employee of an Employer, shall be eligible to serve as a member of the Committee. The Bank shall have the power to remove any individual serving on the Committee at any time without cause upon 10 days written notice, and any individual may resign from the Committee at any time upon 10 days written notice to the Bank. The Bank shall notify the Trustee of any change in membership of the Committee.

     12.3 DUTIES OF COMMITTEE. The Committee shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Bank. The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies of all reports and returns required of the plan Committee under ERISA and other laws.

     Further, the Committee shall have exclusive responsibility and authority with respect to the Plan's holdings of Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Stock and the creation and satisfaction of Stock Obligations. The Committee shall at all times act consistently with the Bank's long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Stock. Subject to the direction of the Board as to the application of Employer contributions to Stock Obligations, and subject to the provisions of Sections
6.4 and 10.6 as to Participants' rights under certain circumstances to have their Accounts invested in Stock or in assets other than Stock, the Committee shall determine in its sole discretion the extent to which assets of the Trust shall be used to repay Stock Obligations, to purchase Stock, or to invest in other assets to be selected by the Trustee or an investment manager. No provision of the Plan relating to the allocation or vesting of any interests in the Stock Fund or the Investment Fund shall restrict the Committee from changing any holdings of the Trust, whether the changes involve an increase or a decrease in the Stock or other assets credited to Participants' Accounts. In determining the proper extent of the Trust's investment in Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents to pay their reasonable expenses and compensation.

     12.4 VALUATION OF STOCK. If the valuation of any Stock is not established by reported trading on a generally recognized public market, the Committee shall have the exclusive authority and responsibility to determine its value for all purposes under the Plan. Such value shall be determined as of each Valuation Date, and on any other date as of which the Plan purchases or sells such Stock. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm's length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of such Stock as determined by an independent appraiser experienced in preparing valuations of similar businesses.

     12.5 COMPLIANCE WITH ERISA. The Committee shall perform all acts necessary to comply with ERISA. Each individual member or employee of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.

     12.6 ACTION BY COMMITTEE. All actions of the Committee shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including vacancies. The members of the Committee may meet informally and may take any action without meeting as a group.

     12.7 EXECUTION OF DOCUMENTS. Any instrument executed by the Committee shall be signed by any member or employee of the Committee.

     12.8 ADOPTION OF RULES. The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.

     12.9 RESPONSIBILITIES TO PARTICIPANTS. The Committee shall determine which Employees qualify to enter the Plan. The Committee shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Sections 6 and 10, and the Committee shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with applicable law and the best interests of the individuals concerned.

     12.10 ALTERNATIVE PAYEES IN EVENT OF INCAPACITY. If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Gifts to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him, the payments to be used for the individual's benefit. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 12.10, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

     12.11 INDEMNIFICATION BY EMPLOYERS. Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employer, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or he may be involved by reason of its or his being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

     12.12 NONPARTICIPATION BY INTERESTED MEMBER. Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Committee incapable of acting on the matter.

SECTION 17.      ADOPTION, AMENDMENT, OR TERMINATION OF THE PLAN.

     13.1 ADOPTION OF PLAN BY OTHER EMPLOYERS. With the consent of the Bank, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

     13.2 ADOPTION OF PLAN BY SUCCESSOR. In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

     13.3 PLAN ADOPTION SUBJECT TO QUALIFICATION. Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a), the Plan may be amended retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure qualification under Section 401(a). If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) either as originally adopted or as amended, each Employer's contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under
Section 401(a), the
amendment may be modified retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure approval of the amendment under
Section 401(a).

     13.4 RIGHT TO AMEND OR TERMINATE. The Bank intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Bank reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of each Employer. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall (i) reduce any Participant's or Beneficiary's proportionate interest in the Trust Fund, (ii) reduce or restrict, either directly or indirectly, the benefit provided any Participant prior to the amendment, or (iii) divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Bank, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Committee's instructions.

     If any amendment changes the vesting schedule, including an automatic change to or from a top-heavy vesting schedule, any Participant with three (3) or more Vesting Years may, by filing a written request with the Employer, elect to have his vested percentage computed under the vesting schedule in effect prior to the amendment. Thenot later than the later of sixty (60) days after the amendment is adopted, the amendment becomes effective, or the Participant is issued written notice of the amendment by the Employer or the Committee.

SECTION 18.      MISCELLANEOUS PROVISIONS.

     14.1 PLAN CREATES NO EMPLOYMENT RIGHTS. Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to terminate the Service of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

     14.2 NONASSIGNABILITY OF BENEFITS. No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employer, the Committee, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law. This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Code, as more fully set forth in Section 14.2 hereof.

     14.3 LIMIT OF EMPLOYER LIABILITY. The liability of the Employer with respect to Participants under this Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4.

     14.4 TREATMENT OF EXPENSES. All expenses incurred by the Committee and the Trustee in connection with administering this Plan and Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employer or by the Trustee.

     14.5 NUMBER AND GENDER. Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.

     14.6 NONDIVISION OF ASSETS. Except as provided in Sections 5.3 and 13.3, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

     14.7 SEPARABILITY OF PROVISIONS. If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

     14.8 SERVICE OF PROCESS. The agent for the service of process upon the Plan shall be the president of the Bank, or such other person as may be designated from time to time by the Bank.

     14.9 GOVERNING STATE LAW. This Plan shall be interpreted in accordance with the laws of the State of Iowa to the extent those laws are applicable under the provisions of ERISA.

     14.10 EMPLOYER CONTRIBUTIONS CONDITIONED ON DEDUCTIBILITY. Employer Contributions to the Plan are conditioned on deductibility under Code Section
404. In the event that the Internal Revenue Service shall determine that all or any portion of an Employer Contribution is not deductible under that Section, the nondeductible portion shall be returned to the Employer within one year of the disallowance of the deduction.

     14.11 UNCLAIMED ACCOUNTS. Neither the Employer nor the Trustees shall be under any obligation to search for, or ascertain the whereabouts of, any Participant or beneficiary. The Employer or the Trustees, by certified or registered mail addressed to his last known address of record with the Employer, shall notify any Participant or beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section. If the Participant or beneficiary fails to claim his benefits or make his whereabouts known in writing to the Employer or the Trustees within seven (7) calendar years after the date of notification, the benefits of the Participant or beneficiary under the Plan will be disposed of as follows:

     (a) If the whereabouts of the Participant is unknown but the whereabouts of the Participant's beneficiary is known to the Trustees, distribution will be made to the beneficiary.

     (b) If the whereabouts of the Participant and his beneficiary are unknown to the Trustees, but the whereabouts of one (1) or more relatives of the Participants by adoption, blood or marriage is known to the Trustees, the Trustees shall distribute the Participant's benefits to any one (1) or more of such relatives and in such proportions as the Trustees shall determine.

     (c) If the Trustees do not know the whereabouts of any of the above persons, they shall then notify the Social Security Administration of the Participant's (or beneficiary's) failure to claim the distribution to which he is entitled. The Trustees shall request the Social Security Administration to notify the Participant (or beneficiary) in accordance with the procedures it has established for this purpose.

     Any payment made pursuant to the power herein conferred upon the Trustees shall operate as a complete discharge of all obligations of the Trustees, to the extent of the distributions so made.

     14.12 QUALIFIED DOMESTIC RELATIONS ORDER. Section 14.2 shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and such other domestic relations orders permitted to be so treated by Administrator under the provisions of the Retirement Equity Act of 1984. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

     In the case of any domestic relations order received by the Plan:

     (a) The Employer or the Plan Committee shall promptly notify the Participant and any other alternate payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders, and

     (b) Within a reasonable period after receipt of such order, the Employer or the Plan Committee shall determine whether such order is a qualified domestic relations order and notify the Participant and each alternate payee of such determination. The Employer or the Plan Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

     During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Employer or Plan Committee, by a court of competent jurisdiction, or otherwise), the Employer or the Plan Committee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. If within eighteen (18) months the order (or modification thereof) is determined to be a qualified domestic relations order, the Employer or the Plan Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within eighteen (18) months it is determinens order, or the issue as to whether such order is a qualified domestic relations order is not resolved, then the Employer or the Plan Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the eighteen (18) month period shall be applied prospectively only. The term "alternate payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefit payable under a Plan with respect to such Participant.

SECTION 19.     TOP-HEAVY PROVISIONS.

     15.1 TOP-HEAVY PLAN. For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exist:

     (a) If the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggregation group;

     (b) If this Plan is a part of a required aggregation group (but is not part of a permissive aggregation group) and the aggregate top-heavy ratio for the group of Plans exceeds sixty percent (60%); or

     (c) If this Plan is a part of a required aggregation group and part of a permissive aggregation group and the aggregate top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

     15.2 SUPER TOP-HEAVY PLAN. For any Plan Year beginning after December 31, 1983, this Plan will be a super top-heavy Plan if any of the following conditions exist:

     (a) If the top-heavy ratio for this Plan exceeds ninety percent (90%) and this Plan is not part of any required aggregation group or permissive aggregation group.

     (b) If this Plan is a part of a required aggregation group (but is not part of a permissive aggregation group) and the aggregate top-heavy ratio for the group of Plans exceeds ninety percent (90%), or

     (c) If this Plan is a part of a required aggregation group and part of a permissive aggregation group and the aggregate top-heavy ratio for the permissive aggregation group exceeds ninety percent (90%).

     15.3      DEFINITIONS.
In making this determination, the Committee shall use the following definitions and principles:

             15.3-1 The "Determination Date", with respect to the first Plan Year of any plan, means the last day of that Plan Year, and with respect to each subsequent Plan Year, means the last day of the preceding Plan Year. If any other plan has a Determination Date which differs from this Plan's Determination Date, the top-heaviness of this Plan shall be determined on the basis of the other plan's Determination Date falling within the same calendar years as this Plan's Determination Date.

             15.3-2 A "Key Employee", with respect to a Plan Year, means an Employee who at any time during the five years ending on the top-heavy Determination Date for the Plan Year has received compensation from an Employer and has been (i) an officer of the Employer having Total Compensation greater than 50 percent of the limit then in effect under
        Section 415(b)(1)(A) of the Code, (ii) one of the 10 Employees owning the largest interests in the Employer having Total Compensation greater than the limit then in effect under Section 415(c)(1)(A),
        (iii) an owner of more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer, or (iv) an owner of more than one percent of the outstanding equity interest or the outstanding voting interest in an Employer whose Total Compensation exceeds $150,000. In determining which individuals are Key Employees, the rules of Section 415(i) of the Code and Treasury Regulations promulgated thereunder shall apply. The Beneficiary of a Key Employee shall also be considered a Key Employee.

             15.3-3 A "Non-key Employee" means an Employee who at any time during the five years ending on the top-heavy Determination Date for the Plan Year has received compensation from an Employer and who has never been a Key Employee, and the Beneficiary of any such Employee.

             15.3-4 A "required aggregation group" includes (a) each qualified Plan of the Employer in which at least one Key Employee participates in the Plan Year containing the Determination Date and any of the four
        (4) preceding Plan Years, and (b) any other qualified Plan of the Employer which enables a Plan described in (a) to meet the requirements of Code Sections 401(a)(4) and 410. For purposes of the preceding sentence, a qualified Plan of the Employer includes a terminated Plan maintained by the Employer within the five (5) year period ending on the Determination Date. In the case of a required aggregation group, each Plan in the group will be considered a top-heavy Plan if the required aggregation group is a top-heavy group. No Plan in the required aggregation group will be considered a top-heavy Plan if the required aggregation group is not a top-heavy group. All Employers aggregated under Code Sections 414(b), (c) or (m) or (o) (but only after the Code Section 414(o) regulations become effective) are considered a single Employer.

             15.3-5 A "permissive aggregation group" includes the required aggregation group of Plans plus any other qualified Plan(s) of the Employer that are not required to be aggregated but which, when considered as a group with the required aggregation group, satisfy the requirements of Code Sections 401(a)(4) and 410 and are comparable to the Plans in the required aggregation group. No Plan in the permissive aggregation group will be considered a top-heavy Plan if the permissive aggregation group is not a top-heavy group. Only a Plan that is part of the required aggregation group will be considered a top-heavy Plan if the permissive aggregation group is top-heavy.

     15.4      TOP-HEAVY RULES OF APPLICATION.

     For purposes of determining the value of account balances and the present value of accrued benefits the following provisions shall apply:

                15.4-1     The value of account balances and the present value
        of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12) month period ending on the Determination Date.

               15.4-2     For purposes of testing whether this Plan is
        top-heavy, the present value of an individual's accrued benefits and an individual's account balances is counted only once each year.

               15.4-3     The account balances and accrued benefits of a
        Participant who is not presently a Key Employee but who was a Key Employee in a Plan Year beginning on or after January 1, 1984 will be disregarded.

               15.4-4     For years beginning after December 31, 1984,
        non-deductible Voluntary Employee Contributions will be taken into account for purposes of computing the top-heavy ratio. Employer contributions attributable to a salary reduction or similar arrangement will be taken into account.

               15.4-5     When aggregating Plans, the value of account
        balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

               15.4-6     The present value of the accrued benefits or the
        amount of the account balances of an Employee shall be increased by the aggregate distributions made to such Employee from a Plan of the Employer. No distribution, however, made from the Plan to an individual (other than the beneficiary of a deceased Employee who was an Employee within the five (5) year period ending on the Determination Date) who has not been an Employee at any time during the five (5) year period ending on the Determination Date shall be taken into account in determining whether the Plan is top-heavy. Also, any amounts recontributed by an Employee upon becoming a Participant in the Plan shall no longer be counted as a distribution under this paragraph.

               15.4-7     The present value of the accrued benefits or the
        amount of the account balances of an Employee shall be increased by the aggregate distributions made to such Employee from a terminated Plan of the Employer, provided that such Plan (if not terminated) would have been required to be included in the aggregation group.

               15.4-8     Accrued benefits and account balances of an
        individual shall not be taken into account for purposes of determining the top-heavy ratios if the individual has performed no services for the Employer during the five (5) year period ending on the applicable Determination Date. Compensation for purposes of this subparagraph shall not include any payments made to an individual by the Employer pursuant to a qualified or non-qualified deferred compensation plan.

               15.4-9     The present value of the accrued benefits or the
        amount of the account balances of any Employee participating in this Plan shall not include any rollover contributions or other transfers voluntarily initiated by the Employee except as described below. If a rollover was received by this Plan after December 31, 1983, the rollover or transfer voluntarily initiated by the Employee was received prior to January 1, 1984, then the rollover or transfer shall be considered as part of the accrued benefit by the Plan receiving such rollover or transfer. If this Plan transfers or rolls over funds to another Plan in a transaction voluntarily initiated by the Employee after December 31, 1983, then this Plan shall count the distribution for purposes of determining account balances or the present value of accrued benefits. A transfer incident to a merger or consolidation of two or more Plans of the Employer (including Plans of related Employers treated as a single Employer under Code Section
        414), or a transfer or rollover between Plans of the Employer, shall not be considered as voluntarily initiated by the Employee.

     15.5      TOP-HEAVY RATIO.

     If the Employer maintains one (1) or more defined contribution plans (including any simplified Employee pension plan) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances of all Employees as of the Determination Date. Both the numerator and denominator of the top-heavy ratio shall be increased to reflect any contribution which is due but unpaid as of the Determination Date.

     If the Employer maintains one (1) or more defined contribution plans (including any simplified Employee pension plan) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Employees and the present value of accrued benefits under the defined benefit plans for all Employees.

     15.6      MINIMUM CONTRIBUTIONS.     For any Top-Heavy Year, each
Employer shall make a special contribution on behalf of each Participant to the extent that the total allocations to his Account pursuant to Section 4 is less than the lesser of:

             (i)      three percent of his Total Compensation for that year, or

             (ii) the highest ratio of such allocation to Total Compensation received by any Key Employee for that year. For purposes of the special contribution of this Section 15.2, a Key Employee's Total Compensation shall include amounts the Key Employee elected to defer under a qualified 401(k) arrangement. Such a special contribution shall be made on behalf of each Participant who is employed by an Employer on the last day of the Plan Year, regardless of the number of his Hours of Service, and shall be allocated to his Account.

     For any Plan Year when (1) the Plan is top-heavy and (2) a Non-key Employee is a Participant in both this Plan and a defined benefit plan included in the plan aggregation group which is top heavy, the Top-Heavy minimum will be provided in the Employer's defined benefit plan.

     15.7     MINIMUM VESTING.     If a Participant's vested interest in his
Account is to be determined in a Top-Heavy Year, it shall be based on the following "top-heavy table":

                Vesting             Percentage of
                 Years             Interest Vested
                -------            ---------------
          Fewer than 3 years              0%
          3                             100%


     15.8 MAXIMUM COMPENSATION. For any Top-Heavy Year, a Participant's "Cash Compensation" as defined in Section 4.3, and his "Total Compensation" for purposes of Section 15.2, shall not exceed $150,000 (or the limit currently in effect under Section 415(d) of the Code).

     15.9 TOP-HEAVY PROVISIONS CONTROL IN TOP-HEAVY PLAN. In the event this Plan becomes top-heavy and a conflict arises between the top-heavy provisions herein set forth and the remaining provisions set forth in this Plan, the top-heavy provisions shall control.

                   FIRST FEDERAL SAVINGS BANK OF FORT DODGE
                        EMPLOYEE STOCK OWNERSHIP PLAN

     This Employee Stock Ownership Plan, executed on the       day
of            , 1994, by  First Federal Savings Bank of Fort Dodge, a
federally chartered stock savings association (the "Bank"),

                               WITNESSETH THAT

     WHEREAS, the board of directors of the Bank has resolved to adopt an employee stock ownership plan for eligible employees in accordance with the terms and conditions presented to the directors;

     NOW, THEREFORE, the Bank hereby adopts the following Plan setting forth the terms and conditions pertaining to contributions by the Employer and the payment of benefits to Participants and Beneficiaries, effective January 1, 1994.

     IN WITNESS WHEREOF, the Bank has adopted this Plan and caused this instrument to be executed by its duly authorized officers as of the above date.

ATTEST:                     FIRST FEDERAL SAVINGS BANK OF FORT DODGE



                              By:
Jean Lake, Secretary                         David M. Bradley, President